UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2022

FTC Solar, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40350	81-4816270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9020 N Capital of Texas Hwy, Suite I-260
Austin, Texas		78759
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 737 787-7906

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTCI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 15, 2022, FTC Solar, Inc. (the "Company") issued a press release regarding its financial results for the quarter and year ended December 31, 2021. A copy of the Company's press release is furnished herewith as Exhibit 99.1.

The information furnished in this Current Report under this Item 2.02 and the exhibit furnished herewith shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2022, Ali Mortazavi and the Chief Executive Officer of the Company agreed that Mr. Mortazavi would cease to be employed by the Company as Executive Vice President, Global Sales and Marketing, after a transition period of approximately 30 days in order to facilitate an effective transition.

As of March 15, 2022, the Company will be transitioning Patrick Cook, its current Chief Financial Officer, to a new expanded role as Chief Commercial Officer, effective March 31, 2022. The Chief Commercial Officer will oversee all functions previously overseen by the Executive Vice President, Global Sales and Marketing, which include sales and sales engineering, plus all legal and capital markets functions.

The Company will be appointing Phelps Morris, its current Vice President, Corporate Finance, to succeed Mr. Cook as Chief Financial Officer, effective March 31, 2022. Mr. Morris brings more than 20 years of experience in global finance operations, including treasury, capital markets, mergers and acquisitions, risk management and investor relations. Prior to joining the Company, Mr. Morris most recently served as Senior Vice President and Treasurer of TrueBlue, responsible for strategy and execution of treasury and finance related functions. He was previously with SunEdison (formerly MEMC Electronic Materials) from 2009-2016, where he served in multiple roles, including leading the treasury and investor relations functions. Earlier in his career he served in various positions for The Dow Chemical Company as well as roles with Duff and Phelps Credit Rating Co. and Skudder Kemper Investments. Mr. Morris is a CFA charterholder and holds an MBA from the University of Michigan and a Bachelor's in Economics from Middlebury College.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated March 15, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTC SOLAR, INC.

Date:	March 15, 2022	By:	/s/ Patrick M. Cook
Patrick M. Cook, Chief Financial Officer